                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 23, 2007
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                               SL Industries, Inc.
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             (Exact name of registrant as specified in its charter)

        New Jersey                      1-4987                   21-0682685
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey           08054
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     (Address of Principal Executive Offices)                     (Zip Code)

       Registrant's telephone number, including area code: (856) 727-1500
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                                       N/A
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         (Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

      |_| Written  communications  pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

      |_|  Pre-commencement  communications  pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

      |_|  Pre-commencement  communications  pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.      OTHER EVENTS.

As described in the  Company's  Quarterly  Report on Form 10-Q for the quarterly period ended September 30, 2006, the Company is the subject of various  lawsuits and  administrative  actions  relating to  environmental  issues  concerning the
Pennsauken   Landfill  and  the  Puchack   Wellfield  in  connection   with  the
chrome-plating  facility in Pennsauken  Township,  New Jersey  ("SurfTech Site")
previously  operated  by  SL  Surface   Technologies,   Inc.   ("SurfTech"),   a
wholly-owned  subsidiary  of the  Company  (substantially  all of the  operating assets of SurfTech were sold in November 2003). As previously disclosed, the New
Jersey  Department of Environmental  Protection served a directive in connection with the SurfTech  Site that would  subject the Company to, among other  things,
$9,266,000 in collective reimbursements (with other parties).

In late August 2006, the United States  Environmental  Protection Agency ("EPA")
notified the Company that it was a potentially  responsible  party,  jointly and severally liable, for the investigation and remediation of the Puchack Wellfield
Superfund Site under the Comprehensive Environmental Response,  Compensation and
Liability Act of 1980,  as amended  ("CERCLA" or the "federal  Superfund  Law").
Thereafter,  in  September  2006,  the EPA issued a Record of  Decision  for the national priority listed Puchack Wellfield  Superfund Site and selected a remedy
to  address  the  first  phase  of  groundwater   contamination   that  the  EPA
contemplates  being  conducted  in two phases  (known as  operable  units).  The estimated  cost of the EPA selected  remedy for the first  groundwater  operable unit, to be conducted over a five to ten year timeframe,  is  approximately  $17 million.  Prior to the issuance of the EPA's Record of Decision, the Company had retained  an  experienced  environmental  consulting  firm to prepare  technical comments on the EPA's proposed  remediation of the Puchack  Wellfield  Superfund
Site.  In  those  comments,  the  Company's  consultant,   among  other  things,
identified flaws in the EPA's conclusions and the factual predicates for certain of the EPA's decisions and for the proposed selected remedy.

Following the issuance of its Record of Decision,  in early  November  2006, the
EPA sent  another  letter to the  Company  requesting  that the  Company  either perform or finance the remedial  actions for operable  unit 1 identified  in the
EPA's  Record of  Decision.  The  Company is in the  process of  evaluating  the request and other issues raised by the EPA. Representatives from the Company and the EPA have  scheduled  a meeting to discuss  these  matters,  after  which the
Company will formulate a written response.

Notwithstanding  the  assertions of the EPA, the Company has been advised by its
environmental   consultants  that  the  existing   technical  data  in  the  EPA
administrative  record does not demonstrate that offsite  migration of hazardous substances  from the  SurfTech  Site  contributed  to the  contamination  of the
Puchack  Wellfield.  The Company has been further  advised that other  technical factors  and certain  defenses  may be  available  to the Company and that other potentially  responsible  parties may exist. The Company is working to determine its estimated expenses and potential  liability in this matter and expects to be in regular communication with the EPA to further that evaluation. However, there can be no assurance as to what will be the  ultimate  resolution  or exposure to the Company for this matter.

                                   SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                       SL INDUSTRIES, INC.
                                       (Registrant)

Date: January 26, 2007
                                       By: /s/ David R. Nuzzo
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                                       Name: David R. Nuzzo
                                       Title: Vice President and Chief
                                              Financial Officer